Exhibit 99.2


                             Flotek Industries, Inc.
              Unaudited Pro Forma Combined Statements of Operations
                 Supplementary Information on Operating Segments
                 For the Years Ended December 31, 2001 and 2000

Basis of Presentation

Flotek Industries, Inc. (the "Company" or "Flotek") merged with Chemical & Equipment Specialties, Inc. ("CESI") on October 31, 2001 (the "Merger"). The Company accounted for the Merger as a "reverse" acquisition of Flotek by CESI in accordance with the purchase method of accounting. The purchase price was allocated first to the fair value of Flotek's assets acquired and liabilities assumed based on management's estimates of fair value, with the excess purchase price recorded to goodwill. Prior to the Merger, the business of Flotek consisted of the Downhole Equipment segment, as described below.

CESI was incorporated on June 27, 2000 to acquire businesses in the Specialty Chemical and Equipment Manufacturing segments of the oilfield service industry. It had no revenues or operations prior to the acquisitions of Esses, Inc., Plainsman Technology, Inc., Neal's Technology, Inc., and Padko International, Inc. in January 2001. It subsequently acquired Material Translogistics, Inc. in June 2001. These five companies are referred to as the "CESI Acquired Businesses."

The unaudited pro forma combined statements of operations give effect to (1) the acquisition of the CESI Acquired Businesses by CESI and (2) the Merger, as if they had occurred on January 1, 2000. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, there have been no pro forma adjustments for amortization of goodwill attributable to the Merger as it was initiated after June 30, 2001 and amortization of goodwill is not required for business combinations initiated after that date.

The Company's product lines are divided into three segments within the oilfield service industry:

     o The Specialty Chemicals segment develops, manufactures, packages and sells chemicals used in oil and gas well cementing, stimulation and production.

     o The Equipment Manufacturing segment designs and manufactures specialized cementing and stimulation equipment, including heavy vehicles used for pressure pumping, blending and bulk material transport. This segment also designs, constructs and manages automated bulk material handling and loading facilities for other oilfield service companies.

     o The Downhole Equipment segment manufactures and markets the Petrovalve line of downhole pump components and the Turbeco line of casing centralizers.

The supplementary information on operating segments has been consistently prepared using the accounting policies of the Company. The unaudited pro forma combined statements of operations and the supplementary information on operating segments presented herein do not purport to represent what the Company's results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's results of operations for any future period or the future results of any of the acquired businesses.

The following unaudited pro forma combined statement of operations and supplementary operating segment data should be read in conjunction with the audited financial statements for the years ended December 31, 2001 and 2000, and the unaudited pro forma combined statement of operations for the year ended December 31, 2001 (Exhibit 99.1), both included in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001, and the financial statements and other information included in Item 7, Financial Statements and Exhibits, in the Registrant's Current Report on Form 8-K/A filed on January 16, 2002,


                                              Flotek Industries, Inc.
                               Unaudited Pro Forma Combined Statements of Operations
                                  Supplementary Information on Operating Segments
                                  For the Years Ended December 31, 2001 and 2000


For the Year Ended December 31, 2001 (Unaudited):

                                           Specialty       Equipment        Downhole
                                           Chemicals     Manufacturing      Equipment       Corporate         Total
 Revenues...........................      $7,329,596      $5,233,039       $3,419,814       $        -    $15,982,449

 Cost of sales......................       4,296,781       4,820,056        1,661,226                -     10,778,063
                                          ----------      ----------       ----------        ---------     ----------


    Gross margin....................       3,032,815        412,983         1,758,588                -      5,204,386
                                          ----------      ----------       ----------        ---------     ----------



 Selling, general, and admin........       1,418,903       1,391,978        1,227,100        1,268,212      5,306,193
 Depreciation and amortization......         500,324         169,623           82,822          100,292        853,061
 Research and development...........               -          28,521           81,129                -        109,650
                                          ----------      ----------       ----------        ---------     ----------

    Total expenses..................       1,919,227       1,590,122        1,391,051        1,368,504      6,268,904
                                          ----------      ----------       ----------        ---------     ----------

    Operating income................       1,113,588      (1,177,139)         367,537       (1,368,504)    (1,064,518)
                                          ----------      ----------       ----------        ---------     ----------


 Interest expense...................         (62,392)        (73,273)         (48,691)        (273,035)      (457,391)
 Interest income....................           1,871             748               -            41,200         43,819
 Other income (expense).............          20,435               -           11,934            2,681         35,050
                                           ---------      ----------        ---------        ---------     ----------


    Other income (expense)..........         (40,086)        (72,525)         (36,757)        (229,154)      (378,522)
                                           ---------      ----------        ---------        ---------     ----------

    Pre-tax income..................      $1,073,502     $(1,249,664)       $ 330,780      $(1,597,658)   $(1,443,040)
                                          ==========      ==========       ==========       ==========    ===========

For the Year Ended December 31, 2000 (Unaudited):

                                           Specialty       Equipment       Downhole
                                           Chemicals     Manufacturing     Equipment         Corporate        Total
 Revenues ..........................      $ 6,607,998     $ 2,095,614      $ 2,981,408     $         -    $11,685,020

 Cost of sales .....................        3,779,392         956,639        1,394,284               -      6,130,315
                                          -----------     -----------      -----------     -----------    -----------

 Gross margin ......................        2,828,606      1,138,975         1,587,124               -      5,554,705
                                          -----------     -----------      -----------     -----------    -----------


 Selling, general, and admin .......        1,173,233         657,306        1,052,270         746,174      3,628,983
 Depreciation and amortization .....          490,105         170,527           83,428          29,941        774,001
 Research and development ..........                -               -           21,079               -         21,079
                                          -----------     -----------      -----------     -----------    -----------


    Total expenses                          1,663,338         827,833        1,156,777         776,115      4,424,063
                                          -----------     -----------      -----------     -----------    -----------

    Operating income................        1,165,268        311,142           430,347        (776,115)     1,130,642
                                          -----------     -----------      -----------     -----------    -----------


 Interest expense...................          (31,060)        (22,876)         (42,829)       (468,097)      (564,862)
 Interest income....................               44             752              -            49,658         50,454
 Other income (expense).............            2,443               -           37,553          14,937         54,933
                                          -----------     -----------      -----------     -----------    -----------


    Other income (expense)..........         (28,573)        (22,124)          (5,276)       (403,502)      (459,475)
                                          -----------     -----------      -----------     -----------    -----------

    Pre-tax income..................      $ 1,136,695     $   289,018      $   425,071     $(1,179,617)   $   671,167
                                          ===========      ==========      ===========     ===========    ===========

See the accompanying basis of presentation